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                                                                    EXHIBIT 99.1

                          CONSENT OF MATTHEW J. BOOS

     The undersigned hereby (i) consents to being nominated and named as a nominee for director of UbiquiTel Inc., a Delaware corporation (the "Company"), in the Company's proxy statement/prospectus which forms a part of this Registration Statement on Form S-4 (as the same may be amended and supplemented from time to time), and (ii) agrees to serve as a director of the Company subject to being elected as such by the Company's shareholders and the Company consummating the mergers described in the proxy statement/prospectus.

     Executed this 26th day of March 2001.


                                        /s/ Matthew J. Boos
                                        --------------------------------
                                        Matthew J. Boos